Form 3
Exhibit 99.1 - Joint Filer Information




Name:

	Fog City Management, LLC

Address:

	2100 Green Street, #102
	San Francisco, CA 94123

Designated Filer:

	Nancy S. Olson

Issuer & Trading Symbol:

	Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

	3/31/2004

Signature:

	By:	/s/ Nancy S. Olson
	Its:	Managing Member





Name:

	Fog City Fund, LLC

Address:

	2100 Green Street, #102
	San Francisco, CA 94123

Designated Filer:

	Nancy S. Olson

Date of Event Requiring Statement:

	3/31/2004

Signature:

	By:  Fog City Management, LLC, its Managing Member

	By:	/s/ Nancy S. Olson
	Its:	Managing Member